Exhibit 99.1 PRESS RELEASE CONTACT: Vectrus Mike Smith, CFA 719-637-5773 michael.smith@vectrus.com Vectrus Announces Strong Third Quarter 2019 Results • Revenue grew 17% to $360 million; Organic revenue grew 13% yr/yr • Diluted EPS of $0.80; Adjusted EPS1 of $0.84 +14% sequentially • Adjusted EBITDA margin1 of 4.6% +40BPS sequentially • Strong cash management resulted in cash from operations of $13 million in Q3 • Reaffirming 2019 guidance including revenue growth of +7% to 9% and double-digit growth in 2020 COLORADO SPRINGS, Colo., November 5, 2019 — Vectrus, Inc. (NYSE:VEC) announced third quarter 2019 financial results for the quarter ended September 27, 2019. "Vectrus momentum continued with sequential revenue and EPS growth on higher margin in the third quarter as our growth-related activities continue to generate results," said Chuck Prow, president and chief executive officer. "As expected, revenue growth is accelerating in the second half of the year, with our continued phase-in of new contracts diversifying our revenue base, increasing our market share with the Navy and the Air Force, and driving organic growth of 13% year-over-year. We achieved these results even as we continue to invest to support our growth, including LOGCAP V pre-operating activities, new enterprise systems, standardizing processes, strengthening supply chain, and driving efficiencies through Enterprise Vectrus." "We are continuing to execute against our strategic growth initiatives and have won our first task orders as a prime contractor under the Army’s ITES-3S and RS3 IDIQs, which expands our IT and network communications footprint with this client," said Prow. "We further expanded our geographic footprint with the recent awards of two contracts to provide services in the AFRICOM Area of Responsibility. Additionally, the recent acquisition of Advantor further strengthens our credentials as a leading provider of the operational technologies powering converged infrastructures with a presence at more than 2,000 client sites worldwide. More broadly, our activity in the market place remains strong with $2.2 billion in bids submitted for new business, which will support our future growth." 1

Exhibit 99.1 Third Quarter 2019 Results Third quarter 2019 revenue of $359.9 million, increased $51.8 million or 17% compared to third quarter 2018. The increased revenue included organic growth of 13%, attributable mainly to increases from Middle East and European programs, and growth in the U. S. partly attributable to the third quarter 2019 acquisition of Advantor, which contributed $10.2 million in the quarter. EBITDA1 was $16.1 million or 4.5% margin for the third quarter 2019, compared to $14.9 million or 4.8% margin in third quarter 2018. Adjusted EBITDA1 was $16.7 million or 4.6% margin for the third quarter 2019, compared to $14.9 million or 4.8% margin in third quarter 2018. The third quarter 2018 adjusted EBITDA1 and adjusted EBITDA margin1 reflects a one-time 50 basis point benefit in the amount of $1.4 million associated with the successful closure of an unresolved item on a closed contract. Third quarter 2019 diluted EPS was $0.80 compared to $0.86 in third quarter 2018. Diluted EPS for the third quarter 2019 includes $0.04 per share relating to M&A costs associated with the Advantor acquisition and LOGCAP V pre-operational legal costs. Excluding these costs, adjusted diluted EPS1 for the third quarter 2019 was $0.84. The companys effective tax rate in the third quarter 2019 was 24.8% which had a $0.03 negative impact on diluted EPS. Net cash generated from operating activities for the quarter ended September 27, 2019 was $13.0 million, an $8.5 million improvement compared to third quarter 2018. Days sales outstanding (DSO) was 62 days in the third quarter of 2019. Total debt at September 27, 2019 was $73.0 million, which was down $3.0 million from $76.0 million at September 28, 2018. Cash at quarter-end was $41.1 million. As of September 27, 2019, total consolidated indebtedness to consolidated EBITDA1 (total leverage ratio) was 1.04x. Total backlog at September 27, 2019 was $3.0 billion and funded backlog was $807 million. Bookings in the third quarter of 2019 were approximately $180 million. The trailing twelve-month book-to-bill was 1.0x as of September 27, 2019. "Vectrus growth accelerated in the third quarter, with revenue growth of 17%, of which 13% is organic, and adjusted EBITDA1 grew 12%," said Susan Lynch, senior vice president and chief financial officer of Vectrus. "Our ability to generate strong cash flow is an important characteristic of our business and net cash generated in the third quarter was $13 million, an improvement of $8.5 million dollars compared to third quarter 2018. Furthermore, I see pockets of opportunity to improve our already strong cash flow profile through working capital efficiencies," Lynch concluded. 2

Exhibit 99.1 Reaffirming 2019 Guidance Prow continued, “We expect our momentum in 2019 to continue as we remain focused on the strategic execution of our growth and performance improvement initiatives. We remain confident in our 2019 guidance given our progress to date and believe that based on our new business pipeline and anticipated timing on LOGCAP V revenue, we are on track to achieve double digit revenue growth in 2020.” Prow concluded, “I’d like to thank our teams for the substantial progress we are making in transforming Vectrus into a higher value and differentiated platform and for their continued support to our servicemen and women in their critical missions around the globe.” Vectrus is using additional non-GAAP measures including adjusted operating income and margin1, adjusted EBITDA and margin1, adjusted net income1, and adjusted diluted earnings per shares1. These non-GAAP measures remove the impact of expenses associated with M&A and LOGCAP V pre-operational costs and, in the Company’s opinion, better reflect the underlying operations of the business. Vectrus’ 2019 guidance ranges are included in the table below and assume interest expense of $6.0 million, operational capital expenditures of approximately $10.0 million, depreciation and amortization expense of $6.5 million, mandatory debt payments of $4.5 million, a tax rate of 23.2 percent and weighted average diluted shares outstanding of 11.6 million at December 31, 2019. Additionally, GAAP guidance includes M&A costs of $2.6 million and LOGCAP V pre-operational costs of $1.1 million, which are excluded from adjusted EBITDA1, adjusted net income1, and adjusted diluted EPS1 measures. $ millions, except for EBITDA margins and per share amounts 2019 Guidance 2019 Mid Revenue $ 1,370 to $ 1,390 $ 1,380 Adjusted EBITDA1 $ 58.8 to $ 62.2 $ 60.6 EBITDA Margin1 4.0 % to 4.2% 4.1 % Adjusted EBITDA Margin 1 4.3 % to 4.5% 4.4 % Diluted Earnings Per Share $ 2.82 to $ 3.05 $ 2.94 Adjusted Diluted Earnings Per Share 1 $ 3.06 to $ 3.29 $ 3.18 Net Cash Provided by Operating Activities $ 38.0 to $ 42.0 $ 40.0 The Company notes that forward-looking statements of future performance made in this release, including without limitation 2019 guidance, 2020 revenue growth and the LOGCAP V award are based upon current expectations and are subject to factors that could cause actual results to differ 3

Exhibit 99.1 materially from those suggested here, including those factors set forth in the Safe Harbor Statement below. Third Quarter 2019 Conference Call Management will conduct a conference call with analysts and investors at 4:30 p.m. ET on Tuesday, November 5, 2019. U.S.-based participants may dial in to the conference call at 877-407-0792, while international participants may dial 201-689-8263. For all other listeners, a live webcast of the conference call will be available on the Vectrus Investor Relations website at http://investors.vectrus.com. An accompanying slide presentation will also be available on the Vectrus Investor Relations website. A replay of the conference call will be posted on the Vectrus website shortly after completion of the call and will be available for one year. A telephonic replay will also be available through November 19, 2019, at 844-512-2921 (domestic) or 412-317-6671 (international) with passcode 13694776. Footnotes: 1 See appendix for reconciliation. About Vectrus Vectrus is a leading global government services company with a history in the services market that dates back more than 70 years. The company provides facility and base operations; supply chain and logistics services; information technology mission support; and engineering and digital technology services to U.S. government customers around the world. Vectrus is differentiated by operational excellence, superior program performance, a history of long-term customer relationships and a strong commitment to their customers’ mission success. Vectrus is headquartered in Colorado Springs, Colo., and includes about 6,700 employees spanning 129 locations in 22 countries. In 2018, Vectrus generated sales of $1.3 billion. To learn about career opportunities at Vectrus, visit www.vectrus.com/careers. For more information, visit the company’s website at www.vectrus.com or connect with Vectrus on Facebook, Twitter, and LinkedIn. Safe Harbor Statement Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 (the "Act"): Certain material presented herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Act. These forward-looking statements include, but are not limited to, all of the statements and items listed in the table in "Affirming 2019 Guidance" above and other assumptions contained therein for purposes of such guidance, other statements about our five-year growth plan, revenue (including 2020 revenue) and DSO, our credit facility, debt payments, expense savings, contract opportunities, bids and awards, including the LOGCAP V award, AFRICOM contracts and ITES-S3 and RS3 IDIQs, collections, business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. Whenever used, words such as "may," "are considering," "will," "likely," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "could," "potential," "continue," "goal" or similar terminology are forward-looking statements. These statements are based on the beliefs and assumptions of our management based on information currently available to management. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements, 4

Exhibit 99.1 our historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to: our dependence on a few large contracts for a significant portion of our revenue; competition in our industry; our mix of cost-plus, cost-reimbursable, and firm-fixed price contracts; our dependence on the U.S. government and the importance of our maintaining a good relationship with the U.S. government, our ability to submit proposals for and/or win potential opportunities in our pipeline; our ability to retain and renew our existing contracts; protests of new awards; including protests of the LOGCAP V award and task orders; any acquisitions, investments or joint ventures, including the integration of Advantor and other acquisitions into our business; our international operations, including the economic, political and social conditions in the countries in which we conduct our businesses; changes in U.S. government military operations; changes in, or delays in the completion of, U.S. or international government budgets or government shutdowns; government regulations and compliance therewith, including changes to the Department of Defense procurement process; changes in technology; intellectual property matters; governmental investigations, reviews, audits and cost adjustments; contingencies related to actual or alleged environmental contamination, claims and concerns; our success in expanding our geographic footprint or broadening our customer base, markets and capabilities; our ability to realize the full amounts reflected in our backlog; impairment of goodwill; our performance of our contracts and our ability to control costs; our level of indebtedness; our compliance with the terms of our credit agreement; subcontractor and employee performance and conduct; our teaming arrangements with other contractors; economic and capital markets conditions; our ability to retain and recruit qualified personnel; our maintenance of safe work sites and equipment; our compliance with applicable environmental, health and safety regulations; our ability to maintain required security clearances; any disputes with labor unions; costs of outcome of any legal proceedings; security breaches and other disruptions to our information technology and operations; changes in our tax provisions, including under the Tax Cuts and Jobs Act, or exposure to additional income tax liabilities; changes in U.S. generally accepted accounting principles, including changes related to Accounting Standards Codification Topic 606, Revenue from Contracts with Customers (ASC 606); accounting estimates made in connection with our contracts; the adequacy of our insurance coverage; the volatility of our stock price; our exposure to interest rate risk; our compliance with public company accounting and financial reporting requirements; timing of payments by the U.S. government; risks and uncertainties relating to the spin-off from our former parent; and other factors set forth in Part I, Item 1A, - “Risk Factors,” and elsewhere in our 2018 Annual Report on Form 10-K and described from time to time in our future reports filed with the Securities and Exchange Commission. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. 5

Exhibit 99.1 VECTRUS, INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED) Three Months Ended Nine Months Ended September 27, September 28, September 27, September 28, (In thousands, except per share data) 2019 2018 2019 2018 Revenue $ 359,854 $ 308,095 $ 1,017,371 $ 949,744 Cost of revenue 325,537 278,964 921,685 865,078 Selling, general and administrative expenses 19,934 15,125 59,697 48,990 Operating income 14,383 14,006 35,989 35,676 Interest expense, net (1,907) (1,314) (4,811) (3,619) Income from operations before income taxes 12,476 12,692 31,178 32,057 Income tax expense 3,094 2,826 7,088 6,884 Net income $ 9,382 $ 9,866 $ 24,090 $ 25,173 Earnings per share Basic $0.82 $0.88 $2.11 $2.25 Diluted $0.80 $0.86 $2.08 $2.21 Weighted average common shares outstanding - basic 11,506 11,248 11,420 11,210 Weighted average common shares outstanding - diluted 11,678 11,406 11,566 11,380 6

Exhibit 99.1 VECTRUS, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED) September 27, December 31, (In thousands, except share information) 2019 2018 Assets Current assets Cash $ 41,050 $ 66,145 Receivables 254,796 232,119 Other current assets 22,588 15,063 Total current assets 318,434 313,327 Property, plant, and equipment, net 18,159 13,419 Goodwill 260,872 233,619 Intangible assets, net 15,934 8,630 Right-of-use assets 18,233 — Other non-current assets 3,803 3,248 Total non-current assets 317,001 258,916 Total Assets $ 635,435 $ 572,243 Liabilities and Shareholders Equity Current liabilities Accounts payable $ 144,828 $ 156,393 Compensation and other employee benefits 60,897 41,790 Short-term debt 5,500 4,500 Other accrued liabilities 39,524 22,303 Total current liabilities 250,749 224,986 Long-term debt, net 66,438 69,137 Deferred tax liability 50,560 55,358 Other non-current liabilities 19,353 1,462 Total non-current liabilities 136,351 125,957 Total liabilities 387,100 350,943 Commitments and contingencies Shareholders Equity Preferred stock; $0.01 par value; 10,000,000 shares authorized; No shares issued and outstanding — — Common stock; $0.01 par value; 100,000,000 shares authorized; 11,506,228 and 11,266,906 shares issued and outstanding as of September 27, 2019 and December 31, 2018, respectively 115 113 Additional paid in capital 77,766 71,729 Retained earnings 176,965 152,616 Accumulated other comprehensive loss (6,511) (3,158) Total shareholders equity 248,335 221,300 Total Liabilities and Shareholders Equity $ 635,435 $ 572,243 7

Exhibit 99.1 VECTRUS, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) Nine Months Ended September 27, September 28, (In thousands) 2019 2018 Operating activities Net income $ 24,090 $ 25,173 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation expense 2,395 1,078 Amortization of intangible assets 2,103 1,468 Loss on disposal of property, plant, and equipment 2 315 Stock-based compensation 5,952 3,410 Amortization of debt issuance costs 301 318 Changes in assets and liabilities: Receivables (7,521) (15,179) Other assets (5,820) (5,669) Accounts payable (14,458) (5,259) Deferred taxes (4,240) (2,101) Compensation and other employee benefits 17,863 5,002 Other liabilities 7,781 98 Net cash provided by operating activities 28,448 8,654 Investing activities Purchases of capital assets and intangibles (14,440) (6,115) Proceeds from the disposition of assets 5,400 33 Acquisition of business, net of cash acquired (43,963) (36,855) Net cash used in investing activities (53,003) (42,937) Financing activities Repayments of long-term debt (2,000) (3,000) Proceeds from revolver 226,000 138,000 Repayments of revolver (226,000) (138,000) Proceeds from exercise of stock options 3,467 1,388 Payments of employee withholding taxes on share-based compensation (768) (803) Net cash provided by (used in) financing activities 699 (2,415) Exchange rate effect on cash (1,239) (1,171) Net change in cash (25,095) (37,869) Cash-beginning of year 66,145 77,453 Cash-end of period $ 41,050 $ 39,584 Supplemental disclosure of cash flow information: Interest paid $ 4,363 $ 3,241 Income taxes paid $ 5,076 $ 11,222 Non-cash investing activities: Purchase of capital assets on account $ 394 $ 1,374 8

Exhibit 99.1 Key Performance Indicators and Non-GAAP Financial Measures The primary financial performance measures we use to manage our business and monitor results of operations are revenue trends and operating income trends. In addition, we consider adjusted operating income, adjusted operating margin, adjusted net income, adjusted diluted earnings per share, EBITDA, adjusted EBITDA, EBITDA margin and adjusted EBITDA margin to be useful to management and investors in evaluating our operating performance for the periods presented, and to provide a tool for evaluating our ongoing operations. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives. Adjusted operating income, adjusted operating margin, adjusted net income, adjusted diluted earnings per share, EBITDA, adjusted EBITDA, EBITDA margin and adjusted EBITDA margin, however, are not measures of financial performance under generally accepted accounting principles in the United States of America (GAAP) and should not be considered a substitute for operating income, operating margin, net income and diluted earnings per share as determined in accordance with GAAP. Reconciliations of these items are provided below. "Adjusted operating income" is defined as operating income, adjusted to exclude items that may include, but are not limited to, transaction and non-recurring integration costs that impact current results but are not related to our ongoing operations. "Adjusted operating margin" is defined as adjusted operating income divided by revenue. "Adjusted net income" is defined as net income, adjusted to exclude items that may include, but are not limited to, other income; significant charges or credits that impact current results but are not related to our ongoing operations and unusual and infrequent non-operating items and non- operating tax settlements or adjustments, such as revaluation of our deferred tax liability as a result of the Tax Cuts and Jobs Act, and net settlement of uncertain tax positions. "Adjusted diluted earnings per share" is defined as adjusted net income divided by the weighted average diluted common shares outstanding. "EBITDA" is defined as operating income, adjusted to exclude depreciation and amortization. 9

Exhibit 99.1 "Adjusted EBITDA" is defined as EBITDA, adjusted to exclude items that may include, but are not limited to, transaction and non-recurring integration costs that impact current results but are not related to our ongoing operations. "EBITDA margin" is defined as EBITDA divided by revenue. "Adjusted EBITDA margin" is defined as Adjusted EBITDA divided by revenue. Three Months Three Months Ended September Ended September LOGCAP V Pre- 27, 2019 As 27, 2019 As M&A Related Operational Legal Reported - (In thousands, except per share data) Reported Costs Costs Adjusted Revenue $ 359,854 $ 359,854 Operating income $ 14,383 $ 420 $ 197 $ 15,000 Operating margin 4.0% 4.2 % Interest expense, net $ (1,907) $ (1,907) Income from operations before income taxes $ 12,476 $ 420 $ 197 $ 13,093 Income tax expense $ 3,094 $ 104 $ 49 $ 3,247 Income tax rate 24.8% 24.8 % Net income $ 9,382 $ 316 $ 148 $ 9,846 Weighted average common shares outstanding, diluted 11,678 11,678 Diluted earnings per share $ 0.80 $ 0.84 Add: Depreciation and Amortization $ 1,683 $ 1,683 EBITDA $ 16,066 $ 16,683 EBITDA Margin 4.5% 4.6% 10

Exhibit 99.1 Three Three Months Months Ended Ended LOGCAP V September 28, September M&A Pre- 2018 As 28, 2018 As Related Operational Reported - (In thousands, except per share data) Reported Costs Legal Costs Adjusted Revenue $ 308,095 $ 308,095 Operating income $ 14,006 — — $ 14,006 Operating margin 4.5% 4.5 % Interest expense, net $ (1,314) $ (1,314) Income from operations before income taxes $ 12,692 — — $ 12,692 Income tax expense $ 2,826 — — $ 2,826 Income tax rate 22.3% 22.3 % Net income $ 9,866 — — $ 9,866 Weighted average common shares outstanding, diluted 11,406 11,406 Diluted earnings per share $ 0.86 $ 0.86 Add: Depreciation and Amortization $ 922 $ 922 EBITDA $ 14,928 $ 14,928 EBITDA Margin 4.8% 4.8% 11

Exhibit 99.1 Nine Months Nine Months Ended Ended LOGCAP V September 27, September M&A Pre- 2019 As 27, 2019 As Related Operational Reported - (In thousands, except per share data) Reported Costs Legal Costs Adjusted Revenue $ 1,017,371 $ 1,017,371 Operating income $ 35,989 $ 2,132 $ 776 $ 38,897 Operating margin 3.5% 3.8 % Interest expense, net $ (4,811) $ (4,811) Income from operations before income $ 31,178 $ 2,132 $ 776 $ 34,086 taxes Income tax expense $ 7,088 $ 469 $ 173 $ 7,730 Income tax rate 22.8% 22.8 % Net income $ 24,090 $ 1,663 $ 603 $ 26,356 Weighted average common shares outstanding, diluted 11,566 11,566 Diluted earnings per share $ 2.08 $ 2.27 Add: Depreciation and Amortization $ 4,498 $ 4,498 EBITDA $ 40,487 $ 43,395 EBITDA Margin 4.0% 4.3% 12

Exhibit 99.1 Nine Months Nine Months Ended Ended LOGCAP V September 28, September M&A Pre- 2018 As 28, 2018 As Related Operational Reported - (In thousands, except per share data) Reported Costs Legal Costs Adjusted Revenue $ 949,744 $ 949,744 Operating income $ 35,676 1,669 — $ 37,345 Operating margin 3.8% 3.9 % Interest expense, net $ (3,619) $ (3,619) Income from operations before income taxes $ 32,057 1,669 — $ 33,726 Income tax expense $ 6,884 350 — $ 7,234 Income tax rate 21.5% 21.5 % Net income $ 25,173 1,319 — $ 26,492 Weighted average common shares outstanding, diluted 11,380 11,380 Diluted earnings per share $ 2.21 $ 2.33 Add: Depreciation and Amortization $ 2,546 $ 2,546 EBITDA $ 38,222 $ 39,891 EBITDA Margin 4.0% 4.2% 13

Exhibit 99.1

(In millions, except per share data)	2019 Guidance High	M&A Related Costs	LOGCAP V Pre-Operational Legal Costs	2019 Guidance High - Adjusted
Revenue	$ 1,390	$ —	$ —	$ 1,390
Diluted earnings per share	$ 3.05	$ 0.17	$ 0.07	$ 3.29
EBITDA	$ 58.5	$ 2.6	$ 1.1	$ 62.2
EBITDA Margin	4.2%			4.5%

(In millions, except per share data)	2019 Guidance Mid	M&A Related Costs	LOGCAP V Pre-Operational Legal Costs	2019 Guidance Mid - Adjusted
Revenue	$ 1,380	$ —	$ —	$ 1,380
Diluted earnings per share	$ 2.94	$ 0.17	$ 0.07	$ 3.18
EBITDA	$ 56.9	$ 2.6	$ 1.1	$ 60.6
EBITDA Margin	4.1%			4.4%

(In millions, except per share data)	2019 Guidance Low	M&A Related Costs	LOGCAP V Pre-Operational Legal Costs	2019 Guidance Low - Adjusted
Revenue	$ 1,370	$ —	$ —	$ 1,370
Diluted earnings per share	$ 2.82	$ 0.17	$ 0.07	$ 3.06
EBITDA	$ 55.1	$ 2.6	$ 1.1	$ 58.8
EBITDA Margin	4.0%			4.3%

(In millions, except per share data)	Year Ended December 31, 2018 As Reported	M&A Related Costs	Non-recurring Return to Provision True-up[1]	Year Ended December 31, 2018 As Reported - Adjusted
Revenue	$ 1,279	$ —	$ —	$ 1,279
Diluted earnings per share	$ 3.10	$ 0.10	$ (0.16)	$ 3.04
EBITDA	$ 52.1	$ 1.5	$ —	$ 53.6
EBITDA Margin	4.1%			4.2%

[1] One-time tax benefit

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Exhibit 99.1 Three Months Three Months Ended Ended September 27, September 27, 2019 As 2019 As Reported - (In thousands) Reported Advantor Organic Revenue $ 359,854 $ 10,235 $ 349,619 Three Months Three Months Ended Ended September 28, September 28, 2018 As 2018 As Reported - (In thousands) Reported Organic Revenue $ 308,095 $ 308,095 Organic Revenue $ Increase $ 41,524 Organic Revenue % Increase 13% 15

Exhibit 99.1

SUPPLEMENTAL INFORMATION

Revenue by client branch, contract type, contract relationship, and geographic region for the periods presented below was as follows:

Revenue by Client	Three Months Ended				Nine Months Ended			
(In thousands)	September 27, 2019	% of Total	September 28, 2018	% of Total	September 27, 2019	% of Total	September 28, 2018	% of Total
Army	$ 245,817	68%	$ 224,038	72%	$ 698,377	69%	$ 700,265	74%
Air Force	86,557	24%	64,278	21%	227,081	22%	189,954	20%
Navy	13,344	4%	8,567	3%	45,249	4%	26,912	3%
Other	14,136	4%	11,212	4%	46,664	5%	32,613	3%
Total revenue	$ 359,854		$ 308,095		$ 1,017,371		$ 949,744	

Revenue by Contract Type	Three Months Ended				Nine Months Ended			
(In thousands)	September 27, 2019	% of Total	September 28, 2018	% of Total	September 27, 2019	% of Total	September 28, 2018	% of Total
Cost-plus and cost-reimbursable [1]	$ 272,810	76%	$ 240,338	78%	$ 781,024	77%	$ 713,289	75%
Firm-fixed-price	87,044	24%	67,757	22%	236,347	23%	236,455	25%
Total revenue	$ 359,854		$ 308,095		$ 1,017,371		$ 949,744	

[1] Includes time and material contracts

Revenue by Contract Relationship	Three Months Ended				Nine Months Ended			
(In thousands)	September 27, 2019	% of Total	September 28, 2018	% of Total	September 27, 2019	% of Total	September 28, 2018	% of Total
Prime contractor	$ 334,383	93%	$ 290,090	94%	$ 954,172	94%	$ 892,206	94%
Subcontractor	25,471	7%	18,005	6%	63,199	6%	57,538	6%
Total revenue	$ 359,854		$ 308,095		$ 1,017,371		$ 949,744	

Revenue by Geographic Region	Three Months Ended				Nine Months Ended			
(In thousands)	September 27, 2019	% of Total	September 28, 2018	% of Total	September 27, 2019	% of Total	September 28, 2018	% of Total
Middle East	$ 244,142	68%	$ 223,636	72%	$ 695,626	68%	$ 662,734	70%
United States	77,228	21%	54,379	18%	219,534	22%	203,015	21%
Europe	38,484	11%	30,080	10%	102,211	10%	83,995	9%
Total revenue	$ 359,854		$ 308,095		$ 1,017,371		$ 949,744	

Source: Vectrus, Inc.

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